EXHIBIT 24.C


                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement of Track Data Corporation on Form S-8 of our report dated March 14, 1997, appearing in the Annual Report on Form 10-K of Track Data Corporation as to the financial statements of Innodata Corporation for the years ended December 31, 1996 and 1995 and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Margolin,  Winer  &  Evens  LLP
Garden  City,  New  York
May  6,  1998